================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                November 19, 1999
                        ---------------------------------
                        (Date of earliest event reported)



                    ZIONS CO-OPERATIVE MERCANTILE INSTITUTION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




            Utah                          0-1391               87-0196220
-------------------------------    ---------------------    ----------------
(State or other jurisdiction of    (Commission File No.)    (I.R.S. Employer
 incorporation or organization)                            Identification No.)



                               2200 South 900 West
                           Salt Lake City, Utah 84137
                                 (801) 579-6000
          -------------------------------------------------------------
          (Address of principal executive offices and telephone number, including area code)

================================================================================

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     As previously reported, on October 15, 1999, Zions Co-operative Mercantile Institution ("ZCMI") and The May Department Stores Company ("May") announced that they had entered into a definitive Agreement and Plan of Merger, dated as of October 14, 1999 (the "Merger Agreement"). Pursuant to the Merger Agreement,
(1) MS Acquisition, Inc., a wholly owned subsidiary of May, shall merge (the "Merger") with and into ZCMI with ZCMI as the surviving corporation, and (2) concurrently with the effectiveness of the Merger, each issued and outstanding share of ZCMI's common stock, par value $.001 per share ("ZCMI Common Stock"), other than "Restricted Shares," shall be converted into the right to receive such number of shares of common stock of May ("May Common Stock") which is the equivalent of $22.50, based on the arithmetic average rounded to two decimal places of the high and low trading prices of the May Common Stock as reported on the composite tape for New York Stock Exchange listed securities for the 12th through the 3rd business days immediately preceding the closing date of the Merger. Each outstanding Restricted Share will be converted into the right to receive $22.50 and each outstanding option to purchase shares of ZCMI common stock will be converted into the right to receive in cash the excess of $22.50 over the exercise price of the ZCMI Common Stock subject thereto multiplied by the number of the shares of the ZCMI Common Stock subject to the option, in both cases net of applicable withholdings and taxes.

     The transactions contemplated by the Merger Agreement are subject to certain conditions, and the Merger Agreement is subject to approval by ZCMI's shareholders. The Merger Agreement provides May a mechanism to waive the conditions to its obligations to effect the Merger (except the condition relating to the absence of any order by any governmental entity or any statute, rule, decree or regulation restraining, prohibiting or making illegal the consummation of the Merger). This election became effective automatically on November 5, 1999 upon termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The election also gave May the right to assume effective control over ZCMI and its operations prior to the closing of the Merger. As a result, on November 19, 1999, the board of directors of ZCMI fixed the number of directors constituting the board of directors at five, five of the members of the board of directors resigned, and the directors elected three May designees to the board. The two members of the board of directors who will continue as directors with the three May designees are Richard H. Madsen and Keith C. Saunders. All of these changes became effective as of the close of business on November 26, 1999.

     The arrangements described above with respect to changes in the composition of the board of directors of ZCMI were previously reported in an Information Statement Pursuant to Section 14(f), which was filed with the Commission and mailed to ZCMI shareholders on November 12, 1999. The following three persons were appointed as directors of ZCMI:

         Name                               Position with May
         ----                               -----------------

Richard A. Brickson          Secretary and Senior Counsel

John L. Dunham               Vice Chairman and Chief Financial Officer

R.Dean Wolfe                 Executive Vice President of Acquisitions and
                             Real Estate

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ZIONS CO-OPERATIVE MERCANTILE INSTITUTION



                                       KEITH C. SAUNDERS
                                       -----------------------------------------
                                       Keith C. Saunders
                                       Executive Vice President and
                                       Chief Financial Officer


Date:  December 2, 1999

                                       3